Exhibit 99.2

EXPLORATION NEWS RELEASE

DRILL RESULTS CONTINUE TO SHINE IN MEXICO’S MAGISTRAL DISTRICT

10.2 OPT SILVER EQUIVALENT OVER 70 FT.

0.21 OPT GOLD OVER 35 FT.

DRILLING UNDERWAY IN NEVADA’S CORTEZ TREND

Denver, Colorado (August 6, 2008) - US GOLD CORPORATION (AMEX:UXG - TSX: UXG - Frankfurt: US8) announces that exploration results in the Magistral District, located in Sinaloa State, Mexico, continue to show that the mineralization has excellent growth potential. Drilling at the Palmarito Project intersected 10.2 ounces per ton (opt) silver equivalent (eq.)* over 70 feet (ft.) [349.2 gpt (grams per tonne) silver eq. over 21.3 meters], including 15.7 opt silver eq. over 30 ft. [538.6 gpt silver eq. over 9.1 meters]. Also, drilling at the new Dos Amigos vein returned 0.21 opt gold over 35 ft. [7.1 gpt gold over 10.7 meters], including 1.2 opt gold over 5 ft. [42.2 gpt gold over 1.5 meters].

“We are in a market where the share prices of junior exploration companies are in a free fall. I am confident this trend will reverse and when it does I believe the move to the upside will be rapid. The key factors for higher prices will be increasing merger and acquisition activity led by well financed producers, higher precious metals prices and a big discovery. Once investors believe they can make money buying junior explorers, such as US Gold, the share prices should start moving higher. I believe this summer represents a great buying opportunity,” stated Rob McEwen, Chairman and CEO of US Gold.

US GOLD EXPLORATION PROGRAM

US Gold’s exploration is focused on two fronts. First, we continue to explore for Nevada’s next Cortez Hills gold deposit. Our drill program there is now underway. Second, in Mexico we are trying to grow two key deposits in the Magistral District, the Magistral Mine and Palmarito Project. With only 7.5 miles (12 km) separating these projects, US Gold’s objective is to combine them into a single operation and move them towards production.

* Converting gold grades into silver equivalent (3 Year Average Gold:Silver US$ Price Ratio = 53:1)

MEXICO EXPLORATION

PALMARITO PROJECT

RICHER SILVER-GOLD VEINS AT DEPTH

The first five reverse circulation (RC) holes from phase two drilling successfully extended the silver-gold mineralization down-dip of the “Main Zone” (Figure 1 & 2). Results from the Main Zone released earlier this year included 9.3 opt silver over 44.9 ft (319.6 gpt silver over 13.7 meters) and 4.1 opt silver over 80 ft. (139.7 gpt silver over 24.4 meters). Highlights from recent drilling are listed below:

Hole#	Silver	Gold	Silver Eq.*	From	To	Length

	(opt)	(opt)	(opt)	(ft.)	(ft.)	(ft.)

PMX-16	9.6	0.01	10.2	555	625	70
Including	14.5	0.02	15.7	590	620	30
Including	18.2	0.03	19.9	610	615	5

PMX-18	3.4	<0.01	3.7	470	540	70
Including	6.0	0.01	6.5	490	515	25

PMX-21	2.9	0.01	3.3	195	275	80
Including	17.1	0.01	17.8	250	255	5

PMX-17	3.1	-	3.1	635	655	20

PMX-20	2.9	-	2.9	280	300	20
And	3.5	-	3.5	345	350	5

Hole#	Silver	Gold	Silver Eq.*	From	To	Length

	(gpt)	(gpt)	(gpt)	(m)	(m)	(m)

PMX-16	328.5	0.39	349.2	169.2	190.5	21.3
Including	497.8	0.77	538.6	179.8	189.0	9.1
Including	624.0	1.10	682.3	185.9	187.5	1.6

PMX-18	117.6	0.16	126.1	143.3	164.6	21.3
Including	205.6	0.34	223.6	149.4	157.0	7.6

PMX-21	101.0	0.23	113.2	59.4	83.8	24.4
Including	585.0	0.45	608.9	76.2	77.7	1.5

PMX-17	107.7	-	107.7	193.5	199.6	6.1

PMX-20	98.9	-	98.8	85.3	91.4	6.1
And	120.0	-	120.0	105.2	106.7	1.5

The RC holes successfully extended the vertical depth of the mineralization by approximately 75 ft. (23 m) to 655 ft. below surface and expanded the width of the zone by 150 ft. (45 m). Hole PMX-16 is the furthest step-out completed to the northeast and subsequently the best hole (grade multiplied by width) drilled to date at the project. This hole intersected 10.2 opt silver eq. over 70 ft (349.2 gpt silver eq. over 21.3 m), including 15.7 opt silver eq. over 30 ft. (538.6 gpt silver eq. over 9.1 m), demonstrating that there is considerable room for possible expansion of the mineralization.  Results from US Gold’s internal assay lab indicate that the mineralization continues to at least 765 ft. (233 m) below surface and remains open in all directions. Assays from ALS Chemex for this additional hole are pending. Current drilling is targeting the Main Zone at depths greater than 1,000 ft. (300 m).

US Gold’s field prospecting around Palmarito has identified a new area with intriguing results. The prospect is situated approximately 3 miles (5 km) north of Palmarito in an area where historic mining is known to have taken place. Limited surface sampling has been conducted, the best result to date is stated below:

Silver		Lead		Zinc		Copper		Gold
(opt)	(gpt)	(%)	(lbs/ton)	(%)	(lbs/ton)	(%)	(lbs/ton)	(opt)	(gpt)

44.9	1540	51.4	1028	5.1	102	1.2	24	0.057	1.95

Additional sampling is underway to identify targets for drill testing in the coming weeks.

DOS AMIGOS VEIN - 0.21 OPT GOLD OVER 35 FT.

GOOD GOLD GRADES, NEAR SURFACE

Dos Amigos is a newly discovered vein within the Magistral Mine property. The objective of US Gold’s conventional rotary drilling was to delineate the zone of near surface gold mineralization in order to begin RC drilling for inclusion of mineralized zones into Magistral’s resource estimate. This was successfully accomplished. Significant results are stated below:

Hole#	Gold Grade	From	To	Length	Gold Grade	From	To	Length

	(opt)	(ft.)	(ft.)	(ft.)	(gpt)	(m)	(m)	(m)

DABHA08-206	0.21	5	40	35	7.1	1.5	12.2	10.7
Including	1.2	30	35	5	42.2	9.1	10.7	1.5

DABHA08-195	0.21	5	25	20	7.2	1.5	7.6	6.1
Including	0.71	5	10	5	24.3	1.5	3	1.5

DABHA08-205	0.16	0	35	35	5.5	0	10.7	10.7
Including	0.25	0	20	20	8.6	0	6.1	6.1

DABHA08-207	0.08	10	60	50	2.6	3	18.3	15.2
Including	0.24	20	30	10	8.3	6.1	9.1	3.0

DABHA08-210	0.05	0	40	40	1.7	0	12.2	12.2
Including	0.21	15	20	5	7.2	4.6	6.1	1.5

DABHA08-197	0.04	0	50	50	1.4	0	15.2	15.2

DABHA08-194	0.08	10	30	20	2.7	3	9.1	6.1

DABHA08-208	0.04	5	40	35	1.2	1.5	12.2	10.7

DABHA08-211	0.07	10	25	15	2.4	3	7.6	4.6

SAN RAFAEL PIT AREA — 0.12 OPT GOLD OVER 30.0 FT.

NEW EXPLORATION POTENTIAL

The San Rafael Pit (Figure 3) was the primary source of Magistral’s past gold production, with approximately 50,000 ounces produced from this area. Previous operators believed that San Rafael had limited exploration potential; however, US Gold’s initial conventional rotary drilling is demonstrating that there is still more gold to be found.

Drilling from inside the pit returned a best intersection of 0.12 gold over 30.0 ft. (4.1 gpt gold over 9.1 m) and has established a strike length of approximately 325 ft. (100 m).  US Gold’s geologists believe that the gold mineralization is part of a north-south fault. Historic mine plans dating from 1950 help support this interpretation. Highlights from San Rafael include:

Hole#	Gold Grade	From	To	Length	Gold Grade	From	To	Length

	(opt)	(ft.)	(ft.)	(ft.)	(gpt)	(m)	(m)	(m)

SRBHA08-022	0.12	5	35	30	4.1	1.5	10.7	9.1
Including	0.19	5	20	15	6.5	1.5	6.1	4.6

SRBHA08-012	0.06	0	45	45	2.1	0	13.7	13.7

SRBHA08-015	0.08	5	25	20	2.8	1.5	7.6	6.1

SRBHA08-011	0.04	30	65	35	1.5	9.1	19.8	10.7

SAMANIEGO PIT AREA

Exploration continued to target the area around the Samaniego Pit (Figure 4) where drilling has intersected the upper portion of the main southwest-dipping vein. Conventional rotary drilling has been identifying gold mineralization in previously untested areas within the known zone and expanding the mineralization. The objective is to increase the pit size and recoverable gold ounces. US Gold geologists believe there is good potential to intersect additional gold mineralization north and south of the current drilling. Highlighted results are listed below:

Hole#	Gold Grade	From	To	Length	Gold Grade	From	To	Length

	(opt)	(ft.)	(ft.)	(ft.)	(gpt)	(m)	(m)	(m)

SWBH08-170	0.05	0	59.1	59.1	1.8	0.0	18.0	18.0

SWBH08-274	0.07	59.1	98.4	39.4	2.3	18.0	30.0	12.0

SWBH08-237	0.05	68.9	108.3	39.4	1.8	21.0	33.0	12.0

SWBH08-203	0.04	0	39.4	39.4	1.4	0.0	12.0	12.0

SWBH08-194	0.05	0	29.5	29.5	1.8	0.0	9.0	9.0

SWBH08-180	0.08	19.7	39.4	19.7	2.7	6.0	12.0	6.0

“Magistral has become a great complement to our exploration in Nevada. Our land package in Mexico now totals over one million acres, we have 5 active drill rigs and our exploration results continue to show encouraging grades and widths. Combine this with a former mine site that has a lot of the required infrastructure to resume production and we are seeing the beginning of an exciting story. In addition, drilling has started at US Gold’s Nevada projects, with the goal of finding the next Cortez Hills gold deposit. A lot of people think we have forgotten about Nevada, but I can assure you that this is not the case and we are exploring our Cortez properties!” concluded Rob McEwen.

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company exploring throughout northeastern Nevada and has recently began exploration in Mexico. The Company has large land holdings and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been viewed and approved by Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Magistral Mine and Mexican exploration properties. All samples were analyzed by ALS Chemex and SGS utilizing fire assay. Drilling was completed by reverse circulation (5 ft. [1.5 meter] sample intervals), conventional rotary (10 ft. [3 m] and 5 ft. [1.5 m] meter sample interval).

On March 25, 2008 US Gold released holes for its Palmarito Project that contained incorrect hole ID numbers. Holes marked as “PMX” should have read “PMC”. Reported assay numbers and intervals remain unchanged. Please visit www.usgold.com for plan map showing all hole locations.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors — All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different.

The SEC permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this news release, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” and “inferred,” that the SEC guidelines strictly prohibit us from including in our filings with the SEC. U.S. Investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of mineral resources will be confirmed or converted into Guide 7 compliant “reserves”. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute Guide 7 complaint “reserves” by SEC standards as a in-place tonnage and grade without reference to unit measures

For further information contact:

Ana Aguirre Manager, Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com

US★GOLD

Figure 1

Reported Drill Holes Aerial (Plan) View Palmarito Project

Aug 06, 2008

PMX-16
PMX-18
PMX-21
PMX-17
B
A
Historic Production
18 MM oz. Ag Eq.
Magistral
Palmarito
0 20 40
KM
0 150 300
Feet
N
0 50 100
Meters
Legend
New Drill Result
June 2008 Drill Result
Historic Open Pit
Area of New Drilling
Area of Previous Drilling